                                                                    EXHIBIT B-26










                                     BY-LAWS


                                       of


                          BRAYER ENERGY SOLUTIONS, INC.


                                   ----------


                                   AS ADOPTED


                             AS OF OCTOBER 28, 1998

                                     BY-LAWS

================================================================================


                                    ARTICLE I

                                 IDENTIFICATION

        Section 1.1. Name. The name of the corporation shall be BRAYER ENERGY SOLUTIONS, INC. (hereinafter referred to as the "Corporation").

        Section 1.2. Seal. The corporate seal of the Corporation shall, if the Corporation elects to have one, be a circular disc, on the outer margin of which shall appear the corporate name and State of California, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in charge of the seal.

        Section 1.3. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January and end at the close of the last day of the following December.

                                   ARTICLE II

                                 CAPITAL SHARES

        Section 2.1. Certificates for Shares. The Board of Directors shall cause to be issued to each shareholder a certificate signed by at least two officers of the Corporation certifying the number of shares held by the shareholder in the Corporation.

        Section 2.2. Form of Certificates. The certificates to represent the capital shares of this Corporation shall be in such form, not inconsistent with the laws of the State of California, as may be adopted by the Board of Directors.

        Section 2.3. Transfer of Shares. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transfer of shares, title to a certificate and to the shares represented thereby can be transferred only by delivery of either:

        (1) the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

        (2) the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

        Section 2.4. Closing of Transfer Books. The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of shares shall be issued by the Corporation and no change or transfer shall be made upon the records thereof.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

        Section 3.1. Meaning of Certain Terms. As used in these By-laws in respect of the right to a notice of meeting of shareholders or a waiver thereof or to participate or vote at such a meeting or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the terms "share(s)" or "shareholder(s)" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares.

        Section 3.2. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at a date and time fixed by the Board of Directors.

        Section 3.3. Notice of Meetings. The Secretary, or other officers or persons calling a shareholder meeting shall give written or oral notice to each holder of the capital shares of the Corporation who are entitled to vote as of the record date for such meeting. Such notice shall indicate the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, and if a written notice it shall be sent to such address as appears upon the records of the Corporation. Such notice shall be given at least ten days and not more than sixty days before the date of the meeting. Notice of any such meeting may be waived by any shareholder by delivering to the Secretary a written waiver. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

        Section 3.4. Cumulative Voting. No cumulative voting shall be permitted at any meeting of the shareholders.

        Section 3.5. Voting at Meetings. Every shareholder shall have the right at every shareholders' meeting of the Corporation to one vote for each share held according to the books of the Corporation. However, no share shall be voted at any meeting which is held by the Corporation, unless the Corporation holds such share in a fiduciary capacity.

        Section 3.6. Organization. The Chairman, or in the Chairman's absence, the President, or in their absence, any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the Secretary or an assistant secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary or an assistant secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.

        Section 3.7. Annual Report. So long as the Corporation has fewer than 100 shareholders, as said number is determined under section 605 of the General Corporation Law, the Board of Directors shall not be required to cause to be sent to the shareholders of the Corporation, the annual report prescribed by section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations shall direct the sending of such a report.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

        Section 4.1. Board of Directors. The Board of Directors shall consist of not less than one (1) nor more than five (5), as determined from time to time by the Board of Directors, who shall be elected annually by a plurality of the votes cast by the shares entitled to vote and represented at an annual meeting of the shareholders at which a quorum exists. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

        Section 4.2. Duties. The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

        Section 4.3. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until a successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for the purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

        Section 4.4. Annual Meetings. The Board of Directors shall meet each year on the same date as the annual shareholder meeting. Such meeting shall be at a time fixed by the Chairman and may be held in a manner consistent with California law, including by telephone conference call, and shall be for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.5.

        Section 4.5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by any two directors at any place within or without the State of California, by giving, or causing the Secretary or an assistant secretary to give, to each director, either orally or in writing at least twenty four hours notice of the date, time, place and purpose of such meeting. Such meetings my be held in a manner consistent with California law, including by telephone conference call.

        Section 4.6. Quorum. At any meeting of the Board of Directors, the presence of two directors shall constitute a quorum for the transaction of any business, unless there is only one authorized director before the beginning of the meeting in which case the presence of that director shall constitute a quorum.

        Section 4.7. Organization. The Chairman, or in the Chairman's absence, the President, or in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary or any assistant secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary or an assistant secretary, the presiding officer may appoint any director to act as secretary of the meeting.


                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

        Section 5.1. Officers. The Corporation shall have a Chairman, President, Secretary of the Corporation and Chief Financial Officer, all of which shall be chosen by the Board of Directors. The President is then authorized to appoint other officers, including but not limited to, one or more Vice Presidents, a Treasurer, a Controller, and any assistants for such officers, including assistant secretaries. One person may hold any two offices except those of President and Secretary. The Chairman, President Chief Financial Officer and Secretary shall be elected by the Board of Directors at its annual meeting, and shall hold office for one year and/or until their respective successors shall have been duly elected. All other officers shall continue in office until removed by the President. The President shall establish the powers and duties of the officers which the President appoints. In addition, the Board of Directors may, from time to time, elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors. Vacancies in the offices of the Chairman, President Chief Financial Officer and Secretary shall be filled by the Board of Directors and all other vacancies shall be filled by the person who appointed such officer. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

        Section 5.2. Chairman. The Chairman of the Corporation shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have general supervision over the President, subject to the control of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board.

        Section 5.3. President. The President of the Corporation shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. The President shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors and the Chairman, and shall have such other powers and duties as may be prescribed by the Board and the Chairman. Subject to the control of the Board of Directors and the Chairman, the President shall have supervision of all departments and of all other officers of the Corporation; the President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors and the Chairman.

        Section 5.4. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all the duties incident to the office of the secretary of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the President.

        Section 5.5. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board of Directors concurs therein.

        Section 5.6. Execution of Documents. All contracts, leases, commercial paper and other instruments and legal documents shall be signed by the Chairman, the President, or any Vice President or Treasurer appointed by the Board of Directors or the President, and may be attested, to the extent required, by the Secretary or any Assistant Secretary.

        All bonds, deeds and mortgages shall be signed by the Chairman, the President, or any Vice President or Treasurer appointed by the Board of Directors or the President, and may be attested, to the extent required, by the Secretary or any Assistant Secretary.

All checks, drafts, notes and orders for the payment of money shall be signed by officers or employees designated by the Board of Directors or the President.

        Section 5.7. Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the Corporation.

                                   ARTICLE VI

                                 CORPORATE BOOKS

        Section 6.1. Place of Keeping, in General. Except as otherwise provided by the laws of the State of California, the books and records of the Corporation may be kept at such place or places, within or without the State of California, as the Board of Directors may from time to time by resolution determine.

        Section 6.2. Stock Register or Transfer Book. The original or duplicate share register or transfer book shall contain a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the Corporation in the State of California.

                                   ARTICLE VII

                                   AMENDMENTS

        Section 7.1. Amendments. These by-laws may be amended, restated or repealed at any meeting of the Board of Directors by the vote of a majority of those attending a meeting at which a quorum exists.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        Section 8.1. Litigation Brought by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (other than an action by or in the right of the Corporation) (an "Action") by reasons of the fact that he or she is or was a director, officer, employee or agent of the Corporation (a "Corporate Person"), or is or was serving at the request of the Corporation as a director, officer, employee, agent, partner, trustee or member or in another authorized capacity (collectively, an "Authorized Capacity") of or for another corporation, unincorporated association, business trust, partnership, joint venture, trust or other legal entity, whether or not organized or formed for profit (collectively, "Another Entity"), against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Action ("Expenses") if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe his or her conduct was unlawful.

        Section 8.2. Litigation by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Person, or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against Expenses actually and reasonably incurred by him or her in connection with that defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of equity or the court in which such action was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court of equity or other court shall deem proper.

        Section 8.3. Successful Defense. To the extent that a person who is or was a Corporate Person or is or was serving in an Authorized Capacity of Another Entity at the request of the Corporation and has been successful on the merits or otherwise in defense of any action, referred to in Section 8.1 or 8.2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually and reasonably incurred by him or her in connection therewith.

        Section 8.4. Determination of Conduct. Any indemnification under Section
8.1 or 8.2 of this Article (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Section 8.1 or 8.2. Such determination shall be made
(a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting of two or more directors not at the time a party to such action, suit or proceeding, or (c) by special legal counsel, or (d) by the shareholders, provided, however, that shares owned by or voted under the control of persons who are at the time parties to such action, suit or proceeding may not be voted on the determination.

        Section 8.5. Advance Payment. The Corporation shall advance Expenses reasonably incurred by any Corporate Person in any Action in advance of the final disposition thereof upon the undertaking of such party to repay the advance unless it is ultimately determined that such party is entitled to indemnification hereunder, if (a) the indemnitee furnishes the Corporation a written affirmation of his or her good faith belief that he or she has satisfied the standard of conduct in Section 8.1 or 8.2 and (b) a determination is made by those making the decision pursuant to Section 8.4 that the facts then known would not preclude indemnification under these By-Laws.

        Section 8.6. By-Law Not Exclusive. The indemnification provided by this
Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 8 or the General Corporation Law.

        Section 8.8. Effect of Invalidity. The invalidity or unenforceability of any provision of this Article 8 shall not affect the validity or enforceability of the remaining provisions of this Article 8.

        Section 8.9. Definition of Corporation. For purposes of this Article 8, references to "the Corporation" shall include, in addition to the surviving or resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger.

        Section 8.10. Change in Law. Notwithstanding the foregoing provisions of
Article 8, the Corporation shall indemnify any person who is or was a Corporate Person or is or was serving at the request of the Corporation in an Authorized Capacity of or for Another Entity to the full extent permitted by the General Corporation Law or by any other applicable law, as may from time to time be in effect.